EXHIBIT 10.29 Freddie Mac Loan Number: 504021389 Property Name: Ridge Crossings ASSIGNMENT OF l.WANAGEMENT AGREEMENT AND SUBORDINATION OF MANAGEMENT FEES (Revised 7-12-2016) THIS ASSIGNMENT OF MANAGEMENT AGREEMENT AND SUBORDINATION OF MANAGEMENT FEES ("Assignment") is made effective as of the 31st day of July, 2018, by and among STAR RIDGE CROSSINGS, LLC, a Delaware limited liability company ("Borrower"), PNC BANK, NATIONAL ASSOCIATION, a national banking association ("Lender"), and STEADFAST MANAGEMENT CO!VIPANY, INC., a California corporation ("Property Manager"). RECITALS: A. Borrower has requested that Lender make a loan to Borrower ("Loan"). The Loan will be evidenced by a Multifamily Note from Borrower to Lender effective as of the date of this Assignment ("Note"). The Note is secured by, among other things, a Multifamily Loan and Security Agreement ("Loan Agreement") and a Multifamily Mortgage, Deed of Trust, or Deed to Secure Debt ("Security Instrument"), dated as of the date of this Assignment, which grants Lender a lien on the property encumbered by the Security Instrument ("Mortgaged Property"). The Note, the Loan Agreement, the Security Instrument, this Assignment and any of the other documents evidencing the Loan are collectively referred to as the "Loan Documents". Other capitalized terms used but not defined in this Assignment will have the meanings given to those terms in the Loan Agreement. B. Pursuant to a Management Agreement between Borrower and Property Manager ("Management Agreement") (a true and correct copy of which is attached as Exhibit B), Borrower employed Property Manager exclusively to lease, operate and manage the Mortgaged Property, and Property Manager is entitled to certain management fees ("Management Fees") pursuant to the Management Agreement. C. Lender requires as a condition to the making of the Loan that Borrower assign the Management Agreement and that Property Manager subordinate its interest in the Management Fees in lien and payment to the Loan as set forth below. For good and valuable consideration the parties agree as follows: 1. Assignment of Management Agreement. As additional collateral security for the Loan, Borrower conditionally transfers, sets over, and assigns to Lender all of Borrower's right, title and interest in and to the Management Agreement and all extensions and renewals. This transfer and assignment will automatically become a present, unconditional assignment, at Lender's option, upon a default by Borrower under the Note, the Loan Agreement, the Security Instrument or any of the other Loan Documents (each, an "Event of Default"), and the failure of Borrower to cure such Event of Default within any applicable grace period. 2. Subordination of Management Fees. The Management Fees and all rights and privileges of Property Manager to the Management Fees are and will at all times continue to be subject and unconditionally subordinate in all respects in lien and payment to the Assignment of Management Agreement and Subordination ofM,magement Fees lien and payment of the Loan Agreement, the Security Instrument, the Note, and the other Loan Documents, and to any renewals, extensions, modifications, assignments, replacements, or consolidations of the Loan Documents and the rights, privileges, and powers of Lender under the Note, the Loan Agreement, the Security Instrument, or any of the other Loan Documents. 3. Estoppel. Property Manager and Borrower represent and warrant that all of the following are true as of the date of this Assignment: (a) The Management Agreement is in full force and effect and has not been modified, amended or assigned other than pursuant to this Assignment. (b) Neither Property Manager nor Borrower is in default under any of the terms, covenants or provisions of the Management Agreement and Property Manager knows of no event which, but for the passage of time or the giving of notice or both, would constitute an event of default under the Management Agreement. (c) Neither Property Manager nor Borrower has commenced any action or given or received any notice for the purpose of terminating the Management Agreement. (d) The Management Fees and all other sums due and payable to the Property Manager under the Management Agreement have been paid in full. 4. Agreement by Borrower and Property Manager. Borrower and Property Manager agree that ifthere is an Event of Default by Borrower ( continuing beyond any applicable grace period) under the Note, the Loan Agreement, the Security Instrument or any of the other Loan Documents during the term of this Assignment or upon the occurrence of any event which would entitle Lender to terminate the Management Agreement in accordance with the terms of the Loan Documents, Lender may terminate the Management Agreement witl1out payment of any cancellation fee or penalty and require Property Manager to transfer its responsibility for the management of the Mortgaged Property to a management company selected by Lender in Lender's sole discretion, effective as of the date set forth in Lender's notice to Property Manager. Following any such termination, Property Manager agrees to apply all rents, security deposits, issues, proceeds and profits of the Mortgaged Property in accordance with Lender's written directions to Property Manager. 5. Lender's Right to Replace Property Manager. If Lender, in Lender's reasonable discretion, at any time during the term of this Assignment, determines that the Mortgaged Property is not being managed in accordance with generally accepted management practices for properties similar to the Mortgaged Property, Lender will deliver written notice to Borrower and Property Manager, which notice will specify with particularity the grounds for Lender's determination. If Lender reasonably determines that the conditions specified in Lender's notice are not remedied to Lender's reasonable satisfaction by Borrower or Property Manager within 30 days from receipt of such notice or that Borrower or Property Manager have failed to diligently undertake correcting such conditions within such 30-day period, Lender may direct Borrower to terminate Property Manager as manager of the Mortgaged Property and terminate the Management Agreement without payment of any cancellation fee or penalty and to replace Property Manager with a management company acceptable to Lender in Lender's sole discretion pursuant to a management agreement acceptable to Lender in Lender's sole discretion. Assignment of Management Agreement and Subordination ofl\Ianagemcnt Fees Pagc2

6. Receipt of Management Fees. Property Manager will not be obligated to return or refund to Lender any Management Fees or other fee, commission or other amount received by Property Manager prior to the occurrence of the Event of Default, and to which Property Manager was entitled under the Management Agreement. If the Property Manager receives any Management Fees after it has received notice of an Event of Default, Property Manager agrees that such Management Fees will be received and held in trust for Lender, to be applied by Lender to amounts due under the Loan Documents. 7. Consent and Agreement by Property Manager. Property Manager acknowledges and consents to this Assignment and agrees that Property Manager will act in conformity with the provisions of this Assignment and Lender's rights under this Assignment or otherwise related to the Management Agreement. If the responsibility for the management of the Mortgaged Property is transferred from Property Manager in accordance witl1 the provisions of this Assignment, then Property Manager will fully cooperate in transferring its responsibility to a new management company and complete such transfer no later than 30 days from the date the Management Agreement is terminated. Further, Property Manager agrees as follows: ( a) It will not contest or impede the exercise by Lender of any right Lender has under or in connection with this Assignment. (b) It will give at least 30 days prior written notice to Lender of its intention to terminate the Management Agreement or otherwise discontinue its management of the Mortgaged Property, in the manner provided for in this Assignment. (c) It will not amend any of the provisions or terms of the Management Agreement without the prior consent of Lender. 8. Termination. When the Loan is paid in full and the Security Instrument is released or assigned of record, this Assignment and all of Lender's right, title and interest hereunder with respect to the Management Agreement will terminate. 9. Notices. (a) All notices under or concerning this Assignment ("Notice") will be in writing. Each Notice will be deemed given on the earliest to occur of: (i) the date when the Notice is received by the addressee, (ii) the first Business Day after the Notice is delivered to a recognized overnight courier service, with arrangements made for payment of charges for next Business Day delivery, or (iii) the third Business Day after the Notice is deposited in the United States mail with postage prepaid, certified mail, return receipt requested. Addresses for Notice are as follows: Ifto Lender: PNC Bank, National Association 26901 Agoura Road, Suite 200 Calabasas Hills, California 91301 Attention: Loan Servicing Manager Assignment of Management Agreement and Subordination of Management Fees Page 3

If to Borrower: ST AR Ridge Crossings, LLC c/o Steadfast Companies 18100 Von Karman Avenue, Suite 500 Irvine, California 92612 Attention - General Counsel: Ana Marie del Rio If to Property Steadfast Management Company, Inc. Manager: c/o Steadfast Companies 18100 Von Karman Avenue, Suite 500 Irvine, California 92612 Attention - General Counsel: Ana Marie de! Rio (b) Any party to this Assignment may change the address to which Notices intended for it are to be directed by means of Notice given to the other parties in accordance with this Section 9. Each party agrees that it will not refuse or reject delivery of any Notice given in accordance with this Section 9, that it will acknowledge, in writing, the receipt of any Notice upon request by the other party and that any Notice rejected or refused by it will be deemed for purposes of this Section 9 to have been received by the rejecting party on the date so refused or rejected, as conclusively established by the records of the U.S. Postal Service or the courier service. 10. Governing Law; Consent to Jurisdiction and Venue. (a) This Assignment will be construed in accordance with and governed by the laws of the Property Jurisdiction. (b) Borrower and Property Manager agree that any controversy arising under or in relation to this Assignment may be litigated in the Property Jurisdiction. The state and federal courts and authorities with jurisdiction in the Property Jurisdiction will have jurisdiction over all controversies that may arise under or in relation to this Assignment. Borrower and Property Manager irrevocably consent to service, jurisdiction and venue of such courts for any such litigation and waive any other venue to which it might be entitled by virtue of domicile, habitual residence or otherwise. However, nothing in this Section 10 is intended to limit Lender's right to bring any suit, action or proceeding relating to matters under this Assignment in any court of any other jurisdiction. 11. Captions, Cross References and Exhibits. The captions assigned to provisions of this Assignment are for convenience only and will be disregarded in construing this Assignment. Any reference in this Assignment to an "Exhibit" or a "Section," unless otherwise explicitly provided, will be construed as referring, respectively, to an Exhibit attached to this Assignment or to a section of this Assignment. All Exhibits attached to or referred to in this Assignment are incorporated by reference into this Assignment. 12. Number and Gender. Use of the singular in this Assignment includes the plural, use of the plural includes the sin!,'lllar, and use of one gender includes all other genders, as the context may require. 13. No Partnership. This Assignment is not intended to, and will not, create a partnership or joint venture among the parties, and no party to this Assignment will have the power or authority to bind any other party except as explicitly provided in this Assignment. Assignment of Management Agreement and Subordination of l\Ianagemcnt Fees Page4

14. Severability. The invalidity or unenforceability of any provision of this Assignment will not affect the validity of any other provision, and all other provisions will remain in full force and effect. 15. Entire Assignment. This Assigrunent contains the entire agreement among the parties as to the rights granted and the obligations assumed in this Assignment. 16. No \Vaiver; No Remedy Exclusive. Any forbearance by a party to this Assignment in exercising any right or remedy given under this Assignment or existing at law or in equity will not constitute a waiver of or preclude the exercise of that or any other right or remedy. Unless otherwise explicitly provided, no remedy under this Assignment is intended to be exclusive of any other available remedy, but each remedy will be cumulative and will be in addition to other remedies given under this Assignment or existing at law or in equity. 17. Third Party Beneficiaries. Neither any creditor of any party to this Assignment, nor any other person, is intended to be a third party beneficiary of this Assignment. 18. Further Assurances and Corrective Instruments. To the extent permitted by law, the parties will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such supplements to this Assignment and such further instruments as may reasonably be required for carrying out the intention of or facilitating the performance of this Assignment. 19. Counterparts. This Assignment may be executed in multiple counterparts, each of which will constitute an original document and all of which together will constitute one agreement. 20. Indemnity. By executing this Assignment Borrower agrees to indemnify and hold harmless Lender and its successors and assigns from and against any and all losses, claims, damages, liabilities and expenses including Attorneys' Fees and Costs, which may be imposed or incurred in connection with this Assignment. 21. Costs and Expenses. Wherever pursuant to this Assigrunent it is provided that Borrower will pay any costs and expenses, such costs and expenses will include Lender's Attorneys' Fees and Costs. 22. Determinations by Lender. In any instance where the consent or approval of Lender may be given or is required, or where any determination, judgment or decision is to be rendered by Lender under this Assignment, the granting, withholding or denial of such consent or approval and the rendering of such determination, judgment or decision will be made or exercised by Lender (or its designated representative) at its sole and exclusive option and in its sole and absolute discretion and will be final and conclusive, except as may be otherwise expressly and specifically provided in this Assignment. 23. Successors and Assigns. This Assignment will be binding upon and inure to the benefit of Borrower, Lender and Property Manager and their respective successors and assigns forever. 24. Secondary Market. Lender may sell, transfer and deliver the Note and assign the Loan Agreement, the Security Instrument, this Assignment and the other Loan Documents to one or more investors in the secondary mortgage market ("Investors"). In connection Assignment of Management Agreement and Subordination of Management Fees Page5

with such sale, Lender may retain or assign responsibility for serv1cmg the Loan, including the Note, the Loan Agreement, the Security Instrument, this Assignment and the other Loan Documents, or may delegate some or all of such responsibility and/or obligations to a servicer including any subservicer or master servicer, on behalf of the Investors. All references to Lender in this Assignment will refer to and include any such servicer to the extent applicable. 25. Attached Exhibits. The following Exhibits, if marked with an "X" in the space provided, are attached to this Assignment: Exhibit A Modifications to Assignment Exhibit B Copy of Management Agreement IN WITNESS WHEREOF the undersigned have executed this Assignment as of the date and year first written above. [ENO OF PAGE- SIGNATURES TO FOLLOW] Assignment of Management Agreement and Subordination ofM:magement Fees Page6

BORRO\VER: STAR RIDGE CROSSINGS, LLC, a Delaware limited liability company By: Steadfast Apartment Advisor, LLC, a Delaware limited liability company, its Manager By: Ella S. Neyland -= President Assignment of Management Agreement and Subordination ofl\lanagement Fees Page S-1

LENDER: PNC BANK, NATIONAL ASSOCIATION, a national banking association Assignment of Management Agreement and Subordination of Management Fees PageS-2

PROPERTY MANAGER: STEADFAST MANAGEMENT COi.YIPANY, INC., a California corporation By: ~e Name: Ana Marie de! Rio Title: Secretary Assignment ofIHnuagement Agreement and Subordination of l\fanagement Fees Page S-3

EXHIBIT A MODIFICATIONS TO ASSIGNMENT The following modifications are made to the text of the Assignment that precedes this Exhibit. I. Section 3(a) is deleted in its entirety and replaced with the following: (a) The Management Agreement is in full force and effect and has not been modified; Q!: amended er assignee! ether than JlUrsuant le this Assignmeet. There are no assignments of the 1"Ianagement Agreement that remain in effect other than pursuant to this Assignment. 2. Section 6 is deleted in its entirety and replaced with the following: 6. Receipt of Management Fees. Manager will not be obligated to return or refund to Lender any Management Fees or other fee, commission or other amount received by Property Manager prior to the occurrence of the Event of Default, and to which Property Manager was entitled under the Management Agreement. If the Property Manager receives any Management Fees after it has received notice of an Event of Default, Property Manager agrees that such Management Fees will be received and held in trust for Lender, to be applied by Lender to amounts due under the Loan Documents; provided, however, that nothing herein shall prevent Propertv Manager from terminating the Management Agreement in the event Propertv Manager is not paid all fees due to it under the Management Agreement. Assignment of Management Agreement and Subordination of Management Fees PagcA-1

EXHIBITB MANAGEMENT AGREEMENT See Attached Assignment of l\lanngcment Agreement and Subordination of Management Fees Page B-1

PROPERTY !VIA~AGEIVIENT AGREE!VIENT THIS PROPERTY MANAGEMENT AGREEMENT (this ·'Agreement") is made and entered into as of May 28, 2015 (the ·'Effective Date.. ), by and between STAR RIDGE CROSS!l\GS, LLC, a Delaware limited liability company ('·Owner.. ), and STEADFAST MANAGE:v!ENT COMP,\NY, INC., a California corporation (.. Manager'"). ARTICLE I DEFINITIOJ'\S Section 1.1 Definitions. The following terms shall have the following meanings when used in this Agreement: '·Agreement" has the meaning given in the introductory paragraph . .. Annual Business Plan'" has the meaning given in Section 3.11 (a). "Capital Budget"" has the meaning given in Section 3.11 (a). "'Depositorv•· means such bank or federally-insured or other financial institution as Owner shall designate in writing. "Effective Date'" has the meaning given in the introductory paragraph. ··Fiscal Year·· means the calendar year beginning January I and ending December 31 or each calendar year, or such other fiscal year as determ inecl by Owner and of which Manager is notified in writing; provided that the first Fiscal Year of this Agreement shall be the period beginning on the Effective Date and ending on December 31 of the calendar year in which the Effective Date occurs. "Governmental Requirements" has the meaning given in Section 3.14. "Gross Collections" means all amounts actually collected as rents or other charges for use and occupancy of apat1ment units and from users of garage spaces (if any), leases of other non dwelling facilities in the Property and concessionaires (if any) in respect of the Property, including furniture rental, parking fees, forfeited security deposits, application fees, late charges, income from coin-operated machines, proceeds from rental interruption insurance, and other miscellaneous income collected at the Prope1ty; excluding, however, all other receipts, including but not limited to, income derived from interest on investments or otherwise, proceeds of claims on account of insurance policies (other than rental interruptions insurance), abatement of taxes, franchise fees, and awards arising out of eminent domain proceedings, discounts and dividends on insurance policies. '"Hazardous Materials'" means any material defined as a hazardous substance under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act, or any state or local statute regulating the storage, release, transportation or other disposition of hazardous material, as any of those laws may have been amended to the date hereof, and the administrative regulations promulgated thereunder prior to the dale hereof, and, whether or not defined as hazardous substances under the foregoing Governmental Requirements, petroleum products (other than petroleum products used in accordance with Governmental Requirements by Owner or its tenants in the usual and ordinary course of their activities), PCBs and radon gas. ·'Major Capital Improvements·· has the meaning given in Section 3.6. "Management Fee" has the meaning given in Section 4.1. "iVlanager'' has the meaning given in the introductory paragraph. "Operating Budget" has the meaning given in Section 3.1 l(a). "Owner" has the meaning given in the introductory paragraph. "Owner's Representative" has the meaning given in Section 2.2. "Pass-Through Amounts" means fees and/or reimbursements for services provided to the Property but not covered by the Management Fee, as described in Exhibit A attached hereto and made a part hereof'. "Property'' means the multifamily apartment project listed and described on Exhibit B attached hereto and made a patt hereat: "Securi!Y Deposit Account" has the meaning given in Section 5.1. "State" means the state in which the Property is located. ARTICLE 2 APPOINTMENT OF AGENCY AND RENTAL RESPONSIBILITY Section 2.1 Appointment. Owner hereby appoints Manager and r-.,tnnager hereby accepts appointment as the sole and exclusive leasing agent and manager of the Property on the terms and conditions set forth herein. Owner warrants and represents tn jl,,Janager that Owner owns fee simple title to the Property with all requisite autho1ity lo hereby appoint Manager and to enter into this Agreement. · Section 2.2 Owner's Rcpresentath·c. Owner shall from time to time designate one or more persons to serve as Owner's representative ("Owner's Representative") in all dealings with Manager hereunder. Whenever the approval, consent or other action of Owner is called for hereunder, such approval, consent or action shall be binding on Owner if specified in writing and signed by Owner's Representative. The initial Owner's Representative shall be Ella S. Neyland, President. Any Owner's Representative may be changed at the discretion of Owner, at any time, and shall be ellective upon Manager's receipt or written notice idcntitYing the new Owner's Representative. 2

Section 2.3 Leasing. :-.1anager shall perfonn all promotional, leasing and management activities required to lease apmtmcnt units in the Property. Throughout the term of this Agreement, Manager shall use its diligent efforts to lease apatiment units in the Property. Manager shall advettise the Propetty, prepare and secure advertising signs, space plans, circulars, marketing brochures and other forms of adve1tising. Owner hereby authorizes Manager pursuant to the terms of this Agreement to advertise the Property in conjunction with institutional adve1tising campaigns and allocate costs on a pro rata basis among the Properties being advertised (to the extent authorized by the Annual Business Plan). All inquiries for any leases or renewals or agreements for the rental of the Prope1ty or po1tions thereof shall be referred to Manager and all negotiations connected therewith shall be conducted solely by or under the direction of Manager. Manager is hereby authorized to execute, deliver and renew residential tenant leases in its capacity as manager pursuant to this Agreement. Manager is authorized to utilize the services of apartment locator services and the fees of such services shall be operating expenses of the Property and, to the extent paid by Manager, reimbursable by Owner. Section 2.4 Manager's Standard of Care. Manager shall perform its duties under this Agreement in a manner consistent with professional property management services. In no event shall the scope or quality of services provided by Manager for the Properly hereunder be less Lhan those generally pcrfonned by professional property managers of similar propettics in the market area where the Property is located. Manager shall make available to Owner the full benefit of the judgment, expcticnce, and advice of the members and employees of Manager's organization with respect to the policies to be pursued by Owner in operating the Property, and will perform the services set fmth herein and such other services as may be requested by Owner in managing, operating, maintaining and servicing the Propc1ty. ARTICLE3 SERVICES TO BE PERFORMED BY MAl'iAGER Section 3.1 Expense of Owner. All acts perfonned by Manager in the performance of' its obligations under this Agreement shall be performed as an independent contractor of' Owner, and all obligations or expenses incurred thereby, shall be for the account of, on behalf of, and at the expense of Owner, except as otherwise specifically provided in this Article 3, provided Owner shall be obligated to reimburse Manager only for the following: (a) Costs and Expenses. All costs and expenses incu1,-cd by :-.1anager, in its capacity as Manager pursuant to this Agreement, in connection with the management and operation of the Property, including but not limited to all compensation, including the cost of benefits, payable to the employees at the Prope1ty and identified in the Operating Budget and taxes and assessments payable in connection therewith and reasonable training, travel and expenses associated therewith, all marketing costs, all collection and lease enforcement costs, all maintenance and repair costs incurred in accordance with Section 3.5 hereof; all utilities and related services, all on-site overhead costs and all other costs reasonably incu11"cd by Manager in the operation and management of the Property, excluding, however, all of Manager's general overhead costs, including without limitation. all expenses incurred at Manager's corporate hcadqua1tcrs and other Manager office sites other than the property management otlicc located at the Property (i.e., office expenses, long distance phone calls, postage, copying, supplies, electronic 3 data processing and accounting expenses), general accounting and reporting expenses for services included among Manager's duties under the Agreement; and (b) Other. All sums otherwise due and payable by Owner as expenses of the Property authorized to be incurred by Manager under the terms of this Agreement and the Operating Budget, including compensation payable under Section 4.1 hereof lo Manager for its services hereunder. Manager may use employees nonnally assigned to other work centers or paii-time employees to properly staff the Property, reduced, increased or emergency work load and the like including the property manager, business manager, assistant managers, leasing directors, or other administrative personnel, maintenance employees or maintenance supervisors whose wages and related expenses shall be reimbursed on a pro rata basis for the time actually spent at the Prope1ty. A property manager or business manager at the Prope1iy and any other persons perfonning functions substantially similar to those ofa business manager, including but not limited to assistant managers, leasing directors, leasing agents, sales directors, sales agents, bookkeepers. and other administrative and/or maintenance personnel performing work at the site. and on-site maintenance personnel, shall not be considered executive employees of Manager. All reimbursable payments made by Manager hereunder shall be reimbursed from ti.mds deposited in an account established pursuant to Section 5.2 of this Agreement. Manager shall not be obligated to make any advance to or for the account of Owner nor shall Manager be obligated to incur any liability or obligation for the account of Owner without assurance that the necessary funds for the discharge thereof will be provided by Owner. In the perfonnance of its duties as agent and manager of the Property, Manager shall act solely as an independent contractor of Owner. All debts and liabilities to third persons incurred by :vlanager in the course of its operation and management of the Property shall be the debts and liabilities of Owner only, and Manager shall not be liable for any such debt or liabilities, except to the extent Manager has exceeded its autho1ity hereunder. Section 3.2 Covenants Concerning Pavmcnt of Operating Expenses. Owner covenants to pay all sums for reasonable operating expenses in excess of gross receipts required to operate the Property upon written notice and demand from Manager within live days after receipt of written notice for payment thereat: Section 3.3 Emplovment of Personnel. Manager shall use its diligent efforts to investigate, hire, pay, supervise and discharge the personnel necessary to be employed by it to properly maintain, operate and lease the Property, including without limitation a prope11y manager or business manager at the Property. Such personnel shall in every instance be deemed agents or employees, as the case may be, of Manager. Owner has no right of supervision or direction of agents or employees of Manager whatsoever; however, Owner shall have the right to require the reassignment or tcnnination of any employee. All Owner directives shall be communicated to Manager's senior level management employees. Manager and all personnel of Manager who handle or who arc responsible for handling Owner's monies shall be bonded in favor of Owner. Manager agrees to obtain and keep in effect fidelity insurance in an amount not less than Two Hundred Fifty Thousand Dollars ($250,000}. All reasonable salaries, wages and other compensation of personnel employed by Manager, including so-called fringe benefits. worker's compensation, medical and health insurance and the like, shall be deemed Lo be reimbursable expenses of Manager. Manager may allow its employees who work at the Property and provide 4 services to the Property after nomrnl business hours, to reside at the Property for reduced rents (or rent fee as provided in the Operating Budget) in consideration of their benefit to Owner and the Property, provided such reduced rents are reflected in the Annual Business Plan. Section 3.4 Utilitv and Service Contracts. Manager shall, in its capacity as ivlanagcr pursuant to this Agreement, at Owner's expense, enter into contracts for water, electricity, gas, fuel, oil, telephone, vermin extennination, trash removal, cable television, security protection and other services deemed by Manager to be necessary or advisable for the operation of the Property. iv!anager shall also, in its capacity as Manager to this Agreement, at Owner's expense, place orders for such equipment, tools, appliances, materials, and supplies as are reasonable and necessary to properly maintain the Prope1ty. Owner agrees to pay or reimburse Manager for all expenses and liabilities incun-ed by reason of this Section provided that such amounts are in accordance with the Operating Budget. Section 3.5 Maintenance and Repair of Propertv. Manager shall use diligent efforts to maintain, at Owner's expense, the buildings, appurtenances and grounds of the Property in good condition and repair, including interior and exterior cleaning, painting and decorating, plumbing, carpentry and such other nomrnl maintenance and repair work as may be necessary or reasonably desirable taking into consideration the amount allocated therefor in the Annual Business Plan. With respect to any expenditure not contemplated by the Annual Business Plan, Manager shall not incur any individual item of repair or replacement in excess of Five Thousand Dollars (55,000.00) unless authorized in writing by Owner's Representative. except. however, that emergency repairs immediately necessary for the preservation and safety of the Property or to avoid the suspension of any service to the Prope1iy or danger of injury to persons or damage to property may be made by Manager without the approval of Owner's Representative. Owner shall not establish standards of maintenance and repair that violate or may violate any laws, rules, restrictions or regulations applicable to Manager or the Property or that expose Manager to risk ofliability to tenants or other persons. Manager shall not he obligated by this Section to perform any Major Capital Improvements. Section 3.6 Supervision of Major Capital Improvements or Repairs. When requested by Owner in writing or as set forth in an Approved Business Plan, Manager or an affiliate thereof shall, in its capacity as Manager pursuant to this Agreement, supervise the installation and construction of all Major Capital Improvements to the Property where such work constitutes other than normal maintenance and repair, for additional compensation as set forth in a separate agreement. If Owner and Manager fail to reach an agreement for Manager·s additional compensation as provided in this Section 3.6, Owner may contract with a third party to supervise installation or construction of Major Capital Improvements. In such events, lvlanager may, in its capacity as Manager pursuant to this Agreement, negotiate contracts with all necessary contractors, subcontractors, materialmen, suppliers, architects, and engineers and may, in its capacity as Manager pursuant to this Agreement, compromise and settle any dispute or claim arising therefrom; provided only that Manager shall act in good faith and in the best interest of Owner at all times and Owner shall approve all contracts for such work. Manager will furnish or will cause to be furnished all personnel necessary for proper supervision of the work and may assign personnel located at the Prope1ty where such work is being pcrfonncd to such supervisory work (and such assignment shall not reduce or abate any other fees or compensation owed to :Vlanager 5 under this Agreement). For the purposes of this Agreement. the tem, ''Major Capital Improvements'' shall mean work having an estimated cost of $25,000 or more. Owner acknowledges that Manager, or an affiliate of Manager, may bid on any such work, and that Manager, or an affiliate of Manager, may be selected to perform part or all of the work; provided that if' Manager desires to select itself, or its affiliate to do any work, it shall first notify Owner ofthe terms upon which it, or its affiliate, proposes to contract for the work, and tenns upon which the independent contractors have offered to perform, and shall state the reasons for preferring itself, or its affiliate, over independent contractors and Owner shall have fifteen duys to disapprove Manager, or its affiliate, and to request perfomiance by an independent contractor. Only Owner shall have the power to compromise or settle any dispute or claim arising from work perfotmcd by Manager, or its affiliate; and it is expressly understood that the selection of Manager, or its affiliate, will not affect any fee or other compensation payable to Manager hereunder. Section 3. 7 Insurance. (a) Owner Requirements. Owner agrees to maintain all fonns of insunmce required by law or by any loan requirements for the Properly and as otherwise deemed by Owner to be reasonable and necessary to adequately protect Owner and Manager, including but not limited to public liability insurance, boiler insurance, fire and extended coverage insurance, and burglary and theft insurance. All insurance coverage shall be placed with such companies, in such amounts and with such beneficial interest appcaiing therein as shall be reasonably acceptable to Owner. Public liability insurance shall be maintained in such amounts as Owner determines as commercially reasonable or as otherwise required by its lenders or investors, but in no case in an amount less than $5,000,000. Owner agrees to timely provide evidence of required insurance to Manager, and acknowledges that if evidence of insurance coverage is not timely furnished, Manager may, but shall not be obligated to, obtain such coverage in its capacity as Manager pursuant to this Agreement. Manager shat I be named an additional insured on all Owner obtained insurance. (b) Manager Requirements. Manager agrees to maintain, at its own expense, public liability insurance in an amount not less than Two Million Dollars ($2,000,000) and all other fom1s of insurance required by law and as otherwise deemed by Owner and Manager to be reasonable and necessary to adequately protect Owner and Manager, including but not limited to workers compensation insurance, professional liability, employee practices, and fidelity insurance. Manager agrees to timely provide evidence ofrequired insurance to Owner and lo name Owner as an additional insured on appropriate policies. Manager shall use its diligent efforts to investigate and make a written report lo the insurance company as to all accidents, claims for damage relating to the ownership, operation and maintenance of the Property, any damage or destrnction to the Property und the estimated cost of repair thereof, and shall prepare any and all reports for any insurance company in connection therewith. All such reports shall be timely filed with the insurance company as required under the tenns of the insurance policy in vol vcd. With the prior written approval of Owner, lvlanager is authorized to settle any and all claims against insurance companies arising out of any policies, including the execution of proofs of loss. the adjustment of losses, signing of receipts and 6 collection of monies (no approval by Owner shall be required for the settlement of' claims ofS5,000 or less). Manager is further authorized to contract for the maintenance and repair of any damage or casualty in accordance with Section 3.6 above. Manager shall receive as an additional fee for such services that fee designated in the loss adjustment as a general contractor"s fee, provided that insurance proceeds that exceed the cost of repairing the damage or restoring the loss are available to pay such fees. In such event Manager shall be responsible for all costs incurred by Manager in adjusting such loss and contracting for repairs. (c) Loss or Liabilitv Claims. Owner and Manager mutually ai,~·ee for the benefit of each other to look only to the appropriate insurance coverages in effect pursuant to this Agreement in the event any demand, claim, action, damage, loss, liability or expense occurs as a result of injury to person or damage to prope11y, regardless whether any such demand, claim, action, damage, loss, liability or expense is caused or contributed to, by or results from the negligence of Owner or Manager or their respective subsidiaries, affiliates, employees, directors, officers, agents or independent contractors and regardless whether the injury to person or damage to property occurs in and about the Property or elsewhere as a result of the perfo1111ance of this Agreement. Except for claims that are covered by the indemnity contained in Section 3. 7(d) below, Owner agrees that Owner's insurance shall be primary without right of subrogation against Manager with respect to all claims, actions, damage, Joss or liability in or about the Prope11y. Neve11heless, in the event such insurance proceeds arc insufficient to satisfy (or such insurance docs not cover) the demand, claim, action, loss, liability or expense, Owner ai,,,-ccs, at its expense, to indemnify and hold Manager and its subsidiaries, affiliates, officers, directors, employees, agents or independent con!ructors hannless to the extent of excess liability. For purposes of this Section 3.7(c), any deductible amount under any policy of insurance shall not be deemed to be included as part of collectible insurance proceeds. (d) Indemnification. Notwithstanding anything contained in this Agreement to the contrary, Owner shall defend, indemnity, and hold harmless Manager and its representative subsidiaries, affiliates, officers, directors, employees, agents or independent contractors from and against all claims, demands, or legal proceedings (including expenses and reasonable attorney's fees incmTed in connection with the defense of any such matter) (each a "Claim") that are brought against Manager arising out of the operation or management of the Project, except with respect to claims arising out of tvlanager's gross negligence or willful misconduct. Manager shall defend, indemnify, and hold harmless Owner and its representative subsidiaries, affiliates, officers, directors, employees, agents or independent contractors from all Claims arising out of the gross negligence or willful misconduct of Manager. The indemnification obligations under this Section 3.7(d) shall survive te1111ination of this Agreement. (e) Acts of Tenants and Third Parties. In no event shall Manager have any liability to Owner or others for any acts of vandalism, trespass or criminal activity of any kind by tenants or third parties on or with respect to the Property and Owner"s insurance shall be primary insurance without right of subrogation against Manager regarding claims arising out of or resulting from acts of vandalism, trespass or criminal activity. Section 3.8 Collection of Monies. Manager shall use its diligent efforts to collect all rents and other charges due from tenants, users of garage spaces, carports, storage spaces (if any), commercial lessees (if any) and concessionaires (if any) in respect of the Propc11y and otherwise 7 due Owner with respect to the Prope1ty in the ordinary course of business, provided that Manager docs not guarantee the creditworthiness of any tenants, users, lessees or concessionaires or collectability of accounts receivable from any of the foregoing. Owner auth01izes Manager. in its capacity as Manager pursuant to this Agreement, to request, demand, collect, receive and receipt for all such rent and other charges and to institute legal proceedings at Owner's expense, for the collection thereof, and for the dispossession of tenants and other persons from the Properly or to cancel or terminate any lease, license or concession agreement for breach or default thereunder, and such expense may include the engaging of legal counsel for any such matter. All monies collected by Manager shall be deposited in the separate bank account refctTcd to in Section 5.2 herein. Section 3.9 Manager Disbursements. (a) Manager's Compensation and Reimbursements. From Gross Collections, Manager shall be authorized to retain and pay (1) Manager's compensation. together with all sales or other taxes (other than income) which Manager is obligated, presently or in the future, to collect and pay to the State or any other governmental authority with respect to the Property or employees at the Propctiy, (2) the amounts reimbursable to Manager under this Agreement, (3) the amount of all real estate taxes and other impositions levied by approptiate authorities with respect to the Property which, if not escrowed with any mortgagee, shall be paid upon specific wtitten direction of Owner before interest begins to accrue thereon; and (4) amounts otherwise due and payable as operating expenses of the Property authorized to be inctmed under the terms of this Agreement. (b) Debt Service. The provisions of this Section 3.9 regarding disbursements shall include the payment ofdcbl service related to any 11101tgages of the Property, unless otherwise instructed in wtiting by Owner. (c) Third Parties. All costs, expenses, debts and liabilities owed to third persons that arc incun-ed by Manager pursuant to the tcnns of this Agreement and in the course of managing, leasing and operating the Property shall be the responsibility of Owner and not Manager. Owner agrees to provide sufficient working capital funds to Manager so that all amounts due and owing may be promptly paid by Manager. Manager is not obligated to advance any funds. If at any time there is not sufficient cash in the account available to Manager pursuant lo Section 5.2 with which to promptly pay the bills due and owing, Manager will request that the necessary additional funds be deposited by Owner in an amount sufficient to meet the sh01tfall. Owner will deposit the additional funds requested by ;vfanager within five days. (d) Other Prnvisions. The provisions of this Section 3.9 regarding reimbursements to Manager shall not limit Manager's rights under any other provision of this Agreement. Section 3.10 Use and Maintcmmce of Premises. Manager agrees that it will not knowingly permit the use of the Property for any purpose that might void any insurance policy held by Owner or that might render any loss thereunder uncollcctible, or that would be in violation of Governmental Requirements, or any covenant or restriction of any lease of the Propc1ty. Manager shall use its good faith efforts to secure substantial compliance by the tenants with the 8 tern1S and conditions of their respective leases. All costs of c01Tecting or complying with, and all fines payable in connection with, all orders or violations affecting the Property placed thereon by any governmental authority or Board of Fire Underwriters or other similar body shall be at the cost and expense of Owner. Section 3.11 Annual Business Plan. (a) Submission. No later than 60 days prior to the end of each Fiscal Year during the tcrn1 of this Agreement, or such earlier date as reasonably requested by Owner. its lenders or investors, Manager shall prepare and submit to Owner for Owner's approval, an Annual Business Plan for the promotion, leasing, operations, repair and maintenance of the Property for the succeeding Fiscal Year during which this Agreement is to remain in effect (the "Annual Business Plan"). The Annual Business Plan shall include a detailed budget of projected income and expenses for the Property for such Fiscal Year (the "Operating Budget") and a detailed budget of projected capital improvements for the Property for such Fiscal Year (the ·'Capital Budget"). (b) Approval. Manager shall meet with Owner to discuss the proposed Annual Business Plan and Owner shall approve the proposed Annual Business Plan within 20 days of its submission to Owner, or as soon thereafter as commercially practicable. To be effective, any notice which disapproves a proposed Annual Business Plan must contain specific objections in reasonable detail to individual line items. If Owner foils to provide an effective notice disapproving a proposed Annual Business Plan within such 20-day pe1iod, the proposed Annual Business Plan shall be deemed to be approved. Owner acknowledges that the Operating Budget is intended only to be a reasonable estimate of the income and expenses of the Property for the ensuing Fiscal Y car. Manager shall not be deemed to have made any guarantee, wa1rnnty or representation whatsoever in connection with the Operating Budget. (c) Revision. Manager may revise the Operating Budget from time to time, as necessary, to reflect any unpredicted significant changes, vaiiables or events or to include significant additional, unanticipated items of revenue and expense. Any such revision shall be submitted to Owner for approval, which approval shall not be unreasonably withheld, delayed or conditioned. (d) Implementation. Manager agrees to use diligence and to employ all reasonable efforts to ensure that the actual costs of maintaining and operating the Propetty shall not exceed the Operating Budget either in total or in any one accounting category. Any expense causing or likely to cause a variance of greater than ten percent ( l 0%) or $25,000, whichever is greater, in any one accounting category for the cun-ent month cumulative year-to-date total shall be promptly explained to Owner by Manager in the next operating statement submitted by Manager to Owner. Section 3.12 Records. Reporting. ivlanager shall maintain al the regular business office of' Manager or at such other address as Manager shall advise Owner in writing, separate books and journals and orderly files, containing rental records, insurance policies, leases, con-espondcnce, receipts, bills and vouchers, and all other documents and papers pertaining directly to the Property and the operation thereof. All corporate statements, receipts, invoices, checks, leases, contracts, 9 worksheets, financial statements, books and records, and all other instruments and documents relating to or arising from the operation or management of the Property shall be and remain the property of Owner and the Owner shall have the light to inspect such records at any reasonable time upon prior notice; Manager shall have the right to request and maintain copies of all such matters, at Manager"s cost and expense, at all reasonable times dming the term of this Agreement, and for a reasonable time thereafter not to exceed three years. All on-site records. including leases, rent rolls, and other related documents shall remain at the respective Property for which such records are maintained as the property of Owner. Section 3.13 Financial Reports. (a) Monthly Reports. On or before the fifteenth (151h) day of each month during the tenn of this Agreement. i\fanager shall deliver or cause to be delivered to Owner·s Representative a statement of cash flow for the Prope1ty (on a cash and not an accrual basis) for the preceding calendar month. All notices from any mortgagee claiming any default in any mmtgage on the Property, and any other notice from any mortgagee not of a routine nature, shall be promptly delivered by Manager to Owner"s Representative. (b) Annual Reports. Within 45 days after the end of each Fiscal Year, Manager shall deliver to Owner's Representative a statement or cash flow showing the results of operations for the Fiscal Y car or portion thereof during which the provisions of this Agreement were in effect. (c) Emplovee Files. Manager shall execute and file punctually when due nil forms, repo1ts and returns required by law relating to the employment of personnel. Section 3.14 Compliance with Governmental Requirements. Manager shall comply with all laws, ordinances and regulations relating to the management, leasing and occupancy of the Property, including any regulatory or use agreements. Owner acknowledges that Manager docs not hold itself out to be an expert or consultant with respect to, or represent that, the Property currently complies with applicable ordinances, regulations, rules, statutes, or laws of governmental entities having jurisdiction over the Properties or the requirements of the Board of Fire Underwriters or other similar bodies (collectively. "Governmental Requirements''). Manager shall take such action as may be reasonably necessary to comply with any Governmental Requirements applicable to Manager, including the collection and pa)~nent of all sales and other taxes (other than income taxes) which may be assessed or charged by the State or any governmental entities in connection with Manager's compensation. If Manager discovers that the Property does not comply with any Governmental Requirements, Manager shall take such action as may be reasonably necessary to bring the Property into compliance with such Governmental Requirements, subject to the limitation contained in Section 3.5 of this Agreement regarding the making of alterations and repairs. Manager, however, shall not take any such action as long as Owner is contesting or has affinncd its intention to contest and promptly institute proceedings contesting any such order or requirement. It; however, failure to comply promptly with any such order or requirement would or might expose Manager to civil or criminal liability. Manager shall have the tight, but not the obligation, to cause the same to be complied with and Owner agrees to indemnify and hold iv!anager hannlcss for taking such actions and to promptly reimburse Manager for expenses incmTed thereby. Manager shall promptly, and in no event later than 72 hours from IO the time ofrcceipt, notify Owner's Representative in writing of all such orders ornotices. Manager shall not be liable for any effort or judgment or for any mistake of fact or oflaw, or for anything that it may do or refrain from doing, except in cases of willful misconduct or gross negligence of Manager. ARTICLE4 MANAGER'S COMPENSATION. TER!vl Section 4.1 Fees Paid to Manager. Commencing on the date hereof, Owner shall pay to Manager a fee (the ·'Management Fee''), payable monthly in arrears, in an amount equal to Two and Seventy-five Hundredths Percent (2.75%) of Gross Collections for such month. The Management Fee shall not be subject to oIT-sets and charges unless agreed upon by the parties. Pass-Through Amounts shall be collected monthly by Manager, as applicable. Section 4.2 Term. This Agreement shall commence on the Effective Date, and shall thereafter continue for a period of one (I) year from the Effective Date, unless otherwise terminated as provided herein. Thereafter, if neither patiy gives written notice to the other at least 60 days prior to the expiration date hereof that this Agreement is to terminate, then this Agreement shall be automatically renewed on a month-to-month basis. Section 4.3 Termination Rights. Notwithstanding anything that may he contained herein to the contrary, Owner may terminate this Agreement at any time by giving Manager thhiy (30) days written notice thereof upon a determination of gross negligence, willful misconduct or bad acts of Manager or any of its employees. If Owner or Manager shall materially breach its obligations hereunder, and such breach remains uncured for a period of 30 days after written notification of such breach, the party not in breach hereunder may tenninate this Agreement by giving written notice to the other. Any notice given pursuant to this A11iclc 4, shall be sent by certified mail. Section 4.4 Duties on Termination. Upon any termination of this Agreement as contemplated in Section 4.4, Manager shall be entitlcd to receive all compensation and reimbursements, if any, due to Manager through the date oftem1ination. Within 30 days after any tem1ination, Manager shall deliver to Owner's Representative, the report required by Section 3.13(a) for any period not covered by such a report at time oftcnnination, and within 30 days after any such tcm1ination, ;\,lanager shall deliver to Owner's Representative. as required by Section 3. l 3(h ), the statement of cash flow for the Fiscal Y car or portion thereof ending on the date of termination. In addition, upon tennination of this Agreement for any reason, Manager will submit to Owner within 30 clays after termination any reports required hereunder, all of the cash and bank accounts of the Property, including, without limitation, the Security Deposit Account, investments and records. ::vlanagcr will, within 30 days aller tcnnination, turn over to Owner all copies of all books and records kept for the Property. If Manager desires to retain records of the Property, Manager must reproduce them at its own expense. 11

ARTICLE 5 PROCEDURES FOR HANDLING RECEIPTS AND OPERATING CAPITAL Section 5.1 Sccuritv Deposits. Manager shall collect, deposit, hold. disburse and pay secmity deposits as required by applicable State law and all other applicable laws, and in accordance with the tenns of each tenant's lease. The amount or each security deposit will be specified in the tenant's lease. Security deposits shall be deposited into a separate non-interest bearing account unless otherwise required by law (the "Security Deposit Account") at a Depository selected by Manager and approved by Owner. For so long as any such security deposit(s) are refundable, unless Owner informs Manager in writing that it intends to hold the Security Deposit Account, the Secu1ity Deposit Account may be established in the name of the Manager acting in its capacity as manager pursuant to this Agreement and held separate from all other Manager's funds and accounts. If such account is held by Manager, only representatives of Manager acting in their capacity as representatives of the Manager pursuant to this Agreement will be signatories lo this account. lipon such time that any security dcposit(s) shall become non refundable and property of the Owner, such security deposit(s) shall immediately be transfctTcd to an account in the name of the Owner. To the extent possible, the Security Deposit Account shall be fully insured by the Federal Deposit Insurance Corporation (FDIC). Owner agrees to indemnity and hold harmless Manager, and Manager's representatives, officers, directors and employees for any loss or liability with respect to any use by Owner of the tenant secmity deposits that is inconsistent with the terms oftcnant leases and applicable laws. Section 5.2 Separation of Owner's Monies. Manager shall deliver all collected rents, charges and other amounts received in connection with the management and operation or the Propcny (except for tenants' security deposits. which will be hamlled as spccilied in this Agreement) to a Depository selected by Manager and approved by Owner. Section 5.3 Depository Accounts. Except to the extent that Manager has not complied with its obligations under Sections 2.4 and 5.2, Owner and Manager agree that Manager shall have no liability for loss of funds of Owner contained in the bank accounts for the Prope1iy maintained by Owner or Manager pursuant to this Agreement due to insolvency of the bank or financial institution in which its accounts are kept, whether or not the amounts in such accounts exceed the maximum amount of federal or other deposit insurance applicable with respect to the financial institution in question. Section 5.4 \Vorking Capital. In addition lo the fhnds derived from the operation of the Property, Owner shall furnish and maintain in the operating accounts of the Property such other funds as may be necessary to discharge financial commitments required to efficiently operate the Property and to meet all payrolls and satisfy, before delinquency, and to discharge all accounts payable. Manager shall have no responsibility or obligation with respect to the furnishing of any such funds. Neve11helcss, Manager shall, in its capacity as Manager pursuant to this Agreement, have the right, but not the obligation, to advance funds or contribute property to satisfy obligations of Owner in connection with this Agreement and the Property. Manager shall keep approp1iatc records to document all reimbursable expenses paid by !vlanager, which records shall be made available for inspection by Owner or its agents on request. Owner agrees to reimburse iv!anager upon demand for money paid or property contiibuted in connection with the Property and this Agreement. 12

Scction 5.5 Authorized Signatures. Any persons from lime to time designated by Manager shall be authorized signatories on all bank accounts established by Manager pursuant to this Agreement and shall have authority lo make disbursements pursuant lo the terms of this Agreement from such accounts. Funds may be withdrawn from all bank accounts established by iv!anager, in accordance with this Article 5, only upon the signature ofan individual who has been granted that authority by Manager and funds may not be withdrawn from such accounts hy Owner unless 1vlanager is in default hereunder. ARTICLE 6 MISCELLANEOUS Section 6. I Assignment. Upon 30 days Wlitten notification, Owner may assign its rights and obligations to any successor in title to the Prope1iy and upon such assignment shall be relieved of all liability accruing after the effective date of such assignment. This Agreement may not be assigned or delegated by Manager without the prior written consent of Owner, which Owner may withhold in its sole discretion. Any unauthorized assignment shall be null and void ab inirio, and shall not in any event release :\1anager from any liabilities hereunder. Section 6.2 Notices. All notices required or pc1111illed by this Agreement shall be in writing and shall be sent by registered or certified mail, addressed in the case of Owner to ST AR Ridge Crossings, LLC, 18100 Von Kannan Avenue, Suite 500, Irvine, CA 92612, Attention: Kevin Keating; and in the case of Manager to Steadfast I'vlanagemcnt Company, Inc., I 8100 Von Kannan Avenue, Suite 500, Irvine, CA 92612, Attention: Christopher Hilbert, or to such other address as shall, from time to time, have been designated by wlitten notice by either party given to the other party as herein provided. Section 6.3 Entire Agreement. This Agreement shall constitute the entire agreement between the parties hereto and no modification thereof shall be effective unless in writing executed by the parties hereto. Section 6.4 No Partnership. Nothing contained in this Agreement shall constitute or be construed to be or create a partnership or joint venture between Owner, its successors or assigns, on the one part, and Manager, its successors and assigns, on the other part. Section 6.5 No Third Partv Bencficiarv. Neither this Ai,rreement nor any part hereof nor any service relationship shall inure lo the benefit of any third party, to any trnstee in bankruptcy, to any assignee for the benefit of creditors, to any receiver by reason of insolvency, to any other fiduciary or officer representing a bankrupt or insolvent estate of either party, or to the creditors or claimants of such an estate. Without limiting the generality of the foregoing sentence, it is specifically understood and agreed that such insolvency or banktuptcy of either pat1y hereto shall, at the option of the other party, void all rights of such insolvent or bankrupt party hereunder (or so many of such rights as the other pm1y shall elect to void). Section 6.6 Sevcrabilitv. If any one or more of the provisions of this Agreement, or the applicability of any such provision to a specific situation, shall be held invalid or unenforceable, such provision should be modified to the minimum extent necessary to make it or 13 its application valid and enforceable, and the validity and enforceability of all other provisions of this Agreement and all other applications of such provisions shall not be affected thereby. Section 6. 7 Captions, Plural Terms. Unless the context clearly requires otherwise, the singular number herein shall include the plural, the plural number shall include the singular and any gender shall include all genders. Titles and captions herein shall not affect the construction or this Agreement. Section 6.8 Attorneys' Fees. Should either patty employ an attorney to enforce any of the provisions of this Agreement, or lo recover damages for breach of this Agreement, the non prevailing party in any action agrees to pay to the prevailing pmty all reasonable costs, damages and expenses, including reasonable attorneys' Ices. expended or incurred by the prevailing party in connection therewith. Section 6. 9 Signs. iv!anagcr shall have the right to place signs on the Propetty in accordance with applicable Governmental Requirements stating that Manager is the manager and leasing agent for the Property. Section 6.10 Survival of lnclcmnities. The indemnification obligations of the parties to this Agreement shall survive the termination of this Agreement to the extent of any claim or cause of action based on an event occurring prior to the date of termination. Section 6.11 Governing Law. This Agreement shall be construed under and in accordance with the laws of the State and is fully performable with respect to the Property in the county in which the Property is located. Section 6.12 Competitive Properties. Manager may, individually or with others, engage or possess an interest in any other project or venture of every nature and description, including but not limited to, the ownership, financing, leasing, operation, management, brokerage and sale ofreal estate projects including apartment projects other than the Propetty, whether or not such other venture or projects are competitive with the Property and Owner shall not have any claim as to such project or venture or to the income or profits derived therefrom. Section 6.13 Set Off. Without prejudice lo \1anager's right to terminate this Agreement in accordance with the tenns of this Agreement, Manager may at any time and without notice to Owner, set off or transfer any sums held by Manager for or on behalf of Owner in the accounts (other than the Secutity Deposit Account) maintained pursuant to this Agreement in or towards satisfaction of any of Owner's liabilities to Manager in respect of any sums due to Manager under this Agreement. Section 6.14 Notice of Default. Manager shall not be deemed in default under this Agreement, and Owner's right to tenninate Manager as a result of such default shall not accrue. until Owner has delivered written notice of default to Manager and Manager has failed to cure same within 30 clays from the date of receipt of such notice. Section 6.15 Counterparts. This Agreement may be executed in two or more counterpaits, each of which shall be deemed to be an original. 14

This Property Management Agreement is hereby executed by duly authorized representatives of the parties hereto as of the Effective Date. STAR RIDGE CROSSINGS, LLC, a Dclawurc limited liability company By: Steadfast Apartment Advisor, LLC. its Mnnngcr MANAGER: STEADFAST MANAGEMENT COMPANY, INC., a California corporation By:._&+-'.~-,dLL--~~-·~,,-·~; ___ Ana Marie del Rio, Vice President 15

EXHIBIT A ESTIMATED PASS-THROUGH AMOUNTS Benefits Administration 3.0% of total employee costs IT Inrrastrncture, Licenses and Supp011 At cost and expense l\'1arketing/Training/Continuing Education $20.00 p.u.p.y. 16

EXHIBIT B THE PROPERTY Ridge Crossings Apaiiment Homes is located at I 00 Tree Crossings Parkway, Birmingham. Alabama, in the County of Jefferson, and described as follows: The Property is comprised of 41 buildings with 720 units in three phases. Site amenities include 2 tennis courts, 2 pools, fitness center, racquetball court, playground, media room, and community room. It is situated on 86.0 acres and it was built in 1991/ 1992/1996. 17